                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
         Act of 1934 (Amendment No.         )
                                   ---------

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              MEDICALCONTROL, INC.
                (Name of Registrant as Specified In Its Charter)

        -----------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

           -------------------------------------------------------------------
           ---------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

           -------------------------------------------------------------------
           ---------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------

        (4) Proposed maximum aggregate value of transactions:

           -------------------------------------------------------------------
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(5)     Total fee paid:
                       ---------------------------

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
                                   -----------------------
        (2) Form, Schedule or Registration Statement No.:
                                                         ----------------------
        (3) Filing Party:
                         ------------------------------------------------------
        (4) Date Filed:
                       --------------------------------------------------------

                              MEDICALCONTROL, INC.
                        8625 KING GEORGE, DR., SUITE 300
                               DALLAS, TEXAS 75235
                            TELEPHONE: (214) 630-6368

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To be Held Wednesday, May 12, 1999

To the Shareholders:

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Annual Meeting") of MedicalControl, Inc. (the "Company") will be held at the Company's offices at 8625 King George Dr., Suite 300, Dallas, Texas 75235, on Wednesday, May 12, 1999, at 9:30 a.m., local time, for the following purposes:

1. To elect five directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

2. To approve an amendment to the 1993 Stock Compensation Plan to increase the authorized number of shares of common stock of the Company available under the plan from 1,000,000 to 2,000,000;

3. To approve an amendment to the Outside Directors Stock Option Plan to increase the authorized number of shares of common stock of the Company available under the plan from 100,000 to 200,000; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 1, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

         A Proxy Statement that describes the foregoing proposals and a form of Proxy accompany this notice.

                                         By Order of the Board of Directors

                                         Stephanie L. McVay
                                         Secretary

Dallas, Texas
April 14, 1999

                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY SHAREHOLDER GRANTING A PROXY MAY REVOKE THE SAME AT ANY TIME PRIOR TO ITS EXERCISE. ALSO, WHETHER OR NOT YOU GRANT A PROXY, YOU MAY VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                TABLE OF CONTENTS

General Information.............................................................................. 2

Voting at Annual Meeting......................................................................... 3

Principal Shareholders and Ownership of Management............................................... 4

Proposal 1 - Election of Directors............................................................... 5

Board of Directors............................................................................... 6

Management....................................................................................... 7

Executive Compensation........................................................................... 9

Certain Relationships and Related Transactions................................................... 11

Proposal 2 - Amendment to 1993 Stock Compensation Plan........................................... 13

Proposal 3 - Amendment to Outside Directors Stock Option Plan.................................... 15

Selection of Auditors............................................................................ 16

Proposals of Shareholders for Presentation at Next Annual Meeting of Shareholders................ 16

Annual Report on Form 10-KSB..................................................................... 16

Other Business................................................................................... 16



Exhibit A - Amendment to 1993 Stock Compensation Plan............................................ A-1

Exhibit B - Amendment to the Outside Directors Stock Option Plan ................................ B-1

                              MEDICALCONTROL, INC.
                         8625 KING GEORGE DR., SUITE 300
                               DALLAS, TEXAS 75235

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 12, 1999

                               GENERAL INFORMATION

         This Proxy Statement is furnished to shareholders by the Board of Directors of MedicalControl, Inc. (the "Company") for solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") on Wednesday, May 12, 1999, to be held at the Company's offices at 8625 King George Dr., Dallas, Texas 75235, at 9:30 a.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and enclosed Proxy Statement on or about April 14, 1999.

         Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Annual Meeting. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person or persons named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement and the other named proposals.

         The enclosed form of Proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

                            VOTING AT ANNUAL MEETING

         The voting securities of the Company consist solely of common stock, $.01 par value per share (the "Common Stock"). The Board of Directors has fixed April 1, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of close of business on the record date, there were 4,165,984 shares of Common Stock outstanding. Shareholders are entitled to one vote, in person or by Proxy, for each share of Common Stock held in their name on the record date. Shareholders do not have the right to cumulate their votes. The proposals to amend the 1993 Stock Compensation Plan and the Outside Directors Stock Option Plan require a majority vote of the shares represented at the Annual Meeting either in person or by Proxy. The election of directors requires a plurality vote in the event of more nominees then positions (i.e., the five nominees receiving the highest number of votes would be elected).

         The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstention and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for the purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a Proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED HEREIN AND FOR THE OTHER NAMED PROPOSALS. IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE AND FOR SUCH OTHER PROPOSALS, UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER SUBMITTING THE PROXY.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 1, 1999, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation" and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

          Name                                        Share Beneficially Owned (1)         Percent of Shares
          ----                                        ----------------------------         -----------------
William L. Amos, Jr.                                        16,000 (2)                             *
David C. Bramer                                             46,500 (3)                             *
Robert O. Brooks                                            31,000 (4)                             *
Frank M. Burke, Jr.                                         10,000 (4)                             *
David Samuel Coats                                          13,000 (4)                             *
John Ward Hunt (5)
     and The Answer Partnership, Ltd.                    3,445,000 (6)                            63.2%
Donald Richard Huntington                                  189,569 (7)                             3.5%
All Executive Officers and                               3,945,638 (8)                            72.4%
     Directors as a Group (10 persons)

-------------------------------------
*        Less than one percent.

(1) Includes shares issuable upon exercise of stock options which are vested or will be vested prior to May 31, 1999.

(2) Includes 12,000 shares with respect to which Dr. Amos has the right to acquire by virtue of outstanding vested options.

(3) Includes 36,500 shares with respect to which Mr. Bramer has the right to acquire by virtue of outstanding vested options.

(4) All of which represent shares with respect to which the officer or director have the right to acquire by virtue of outstanding vested options.

(5) The business address of Mr. Hunt and The Answer Partnership, Ltd. is 8625 King George Dr., Suite 300, Dallas, Texas 75235. Such shares are held of record and beneficially by The Answer Partnership, Ltd. but may also be deemed to be beneficially owned by Mr. Hunt (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since, as managing partner of such partnership, Mr. Hunt has the power to direct the voting and disposition of such shares. See "Certain Relationships and Related Transactions" for further information concerning The Answer Partnership, Ltd.

(6) Includes 283,500 shares with respect to which The Answer Partnership, Ltd. has the right to acquire by virtue of outstanding vested options and 500,000 shares with respect to which J. Ward Hunt has the right to acquire by virtue of outstanding vested options.

(7) Includes 73,469 shares of Common Stock issuable upon conversion of a note issued by the Company in connection with the acquisition of Business Health Companies, Inc. ("BHC") by the Company in September 1998.

(8) Includes options to purchase 891,000 shares of Common Stock and 146,938 shares of Common Stock issuable upon conversion of notes issued by the Company in connection with the acquisition of BHC by the Company in September 1998.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The current number of members of the Board of Directors is five (5). Each director will be elected for a one-year term expiring upon the election of his successors at the next annual meeting. The five persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are J. Ward Hunt, William L. Amos, Jr., M.D., Frank M. Burke, Jr., David Samuel Coats and Donald Richard Huntington. Messrs. Hunt, Amos, Coats and Burke are currently members of the Board of Directors. Mr. Huntington is being nominated for the first time to the Company's Board of Directors.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management of the Company knows of no reason why any nominee would be unable to serve.

         See "Management" for biographical information concerning Messrs. Hunt and Huntington, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

         WILLIAM L. AMOS, JR., M.D. has served as a director of the Company since May 1996. Dr. Amos has served as the Company's Medical Director since 1993. In 1988, Dr. Amos founded MedStrategies of Georgia, Inc., which collaborated with MedStrategies of Virginia, Inc. to form MedStrategies, Inc. MedStrategies offers a wide range of consulting services to managed care organizations, providers and healthcare purchasers. Prior to founding MedStrategies, Inc., Dr. Amos was engaged in the private practice of obstetrics and gynecology for twelve (12) years and served as Director, Senior Vice President and Medical Director of AFLAC. Dr. Amos was a founding director and first President of the American Association of Preferred Provider Organizations (now known as the Association of Managed Healthcare Organizations) and continues to serve on the PSO Council. Dr. Amos also serves as a director of the Utilization Review Accreditation Commission. Dr. Amos received his Bachelors of Science degree from the Georgia Institute of Technology in 1966 and his Medical Doctorate from the Medical College of Georgia in 1970. Dr. Amos completed his internship and residency in obstetrics and gynecology at Baylor University Medical Center in 1974. Dr. Amos is certified by the American Board of Obstetricians and Gynecologists and a Fellow of the American College of Obstetricians and Gynecologists. See "Certain Relationships and Related Transactions".

         FRANK M. BURKE, JR. was appointed to the Board of Directors on March 22, 1999. Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company located in Dallas, Texas, since 1984. Burke, Mayborn Company Ltd. provides strategic and financial consulting to selected individuals and entities. From 1960 to 1984, Mr. Burke was associated with Peat, Marwick, Mitchell & Co., an international firm of certified public accountants now known as KPMG, L.L.P. Mr. Burke was elected partner in 1968, and served as a member of the Peat Marwick Board of Directors from 1978 to 1984. During the same period Mr. Burke served as Chairman, Energy Group for Peat Marwick International and National Director of Energy and Natural Resources for Peat Marwick in the United States. Mr. Burke presently serves as a director of Kaneb Services, Inc. (NYSE). Kaneb Pipe Line Partners, L.P. (NYSE) and CMS NOMECO Oil & Gas Co., a wholly owned subsidiary of CMS Energy Corporation (NYSE). In addition, Mr. Burke serves on the board of directors of numerous private corporations.

         DAVID SAMUEL COATS has served as a director of the Company since April 1996. Mr. Coats is a self-employed business consultant and private investor. From January 1993 until December 1998, he was President and Chief Executive Officer of PROS Strategic Solutions, Inc. PROS is the world's leading provider of airline revenue management systems. From January 1996 until November 1996, Mr. Coats was a self-employed business consultant and private investor. From 1993 to 1995, Mr. Coats served as a Senior Vice President at Continental Airlines, Inc., where he was a member of the management team that brought Continental out of bankruptcy and assisted in establishment of its business after bankruptcy. At various periods during his tenure at Continental, Mr. Coats was over in-flight services, reservations, customer relations and the short haul system of Continental and Continental Express. He also served as a member of the airline's senior management committee. Mr. Coats received his Bachelor of Arts degree in 1964 and Law Degree in 1965 from the University of Texas in Austin.

         None of the nominees has any family relationship with each other or any officer or director of the Company. Mr. Huntington was a former shareholder of BHC which was acquired by the Company in September 1998. Mr. Huntington, Mr. Ralph T. Smith, Jr. (also a former BHC shareholder) and The Answer Partnership, Ltd. entered into a Voting Agreement in September 1998 pursuant to which The Answer Partnership, Ltd., subject to fiduciary duties, agreed to vote for the election of a designee of Messrs. Huntington and Smith to the Company's Board of Directors. Mr. Huntington is the designee of Messrs. Huntington and Smith. Other than the foregoing arrangement, none of the nominees is being proposed for election pursuant to any arrangement of understanding between such nominees and any other person except only the directors and executive officers of the Company acting solely as such.

         THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                               BOARD OF DIRECTORS

         The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. The Board meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring Board approval. The Board holds its annual meeting following the Annual Meeting of Shareholders. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board met eight times.

         The Board of Directors has established Audit, Compensation and Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during the last fiscal year are described below.

         In 1998, the Audit Committee consisted of Mr. Robert W. Philip, who resigned from the Company's Board of Directors in March 1999, and Mr. Coats. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to financial reporting. The Audit Committee met twice during the last fiscal year.

         In 1998, the Compensation Committee consisted of Messrs. Philip and Coats. Its functions are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administers the Company's 1993 Stock Compensation Plan for the benefit of certain officers, directors, employees and advisors of the Company (the "Stock Option Plan"). The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which the option shall be granted pursuant to the Stock Option Plan. The Compensation Committee met twice during the last fiscal year.

         The Stock Option Committee consists of the Board of Directors. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan. The Stock Option Committee did not meet during the last fiscal year.

         The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

         During the last fiscal year, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

DIRECTOR COMPENSATION

         Each non-employee director of the Company receives $1,750 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable expenses, and $500 for each telephonic meeting of the Board of Directors in which he participates. In addition, outside directors receive options under the Outside Directors Plan to purchase 10,000 shares of Common Stock at fair market value upon initial election to the Board and 1,000 additional options upon their re-election for subsequent terms.

                                   MANAGEMENT

         The following tables set forth certain information with respect to each of the directors and executive officers of the Company. The executive officers and directors of the Company are as follows:


Name                              Age      Position
----                              ---      --------

William L. Amos, Jr., M.D.        53       Director
David C. Bramer                   52       President, Chief Executive Officer and Director of Diversified Group
                                               Administrators, Inc., a wholly-owned subsidiary of the Company
                                               ("DGA")
Robert O. Brooks                  52       Executive Vice President and Chief Operating Officer
Bob E. Buddendorf                 61       Senior Vice President and Chief Financial Officer
Frank M. Burke, Jr.               59       Director
David Samuel Coats                58       Director
John Ward Hunt                    52       President, Chief Executive Officer and Chairman of the Board of
                                               Directors
Donald Richard Huntington         43       Director and President of BHC
Stephanie L. McVay                35       General Counsel and Secretary
Ralph T. Smith, Jr.               52       Chairman of the Board of BHC

         DAVID C. BRAMER has served as President and Chief Executive Officer of DGA since the corporation was organized in August 1989. From 1969 to 1982, Mr. Bramer held various financial management positions in the Pittsburgh area. In August 1982, he founded Simplified Employee Claims, Inc., the predecessor of DGA. Mr. Bramer received his Bachelor of Arts in Economics from the University of Pittsburgh in 1969 and his Master of Business Administration from the Katz School of Business - University of Pittsburgh in 1976. See "Certain Relationships and Related Transactions" and "Executive Compensation -- Employment Agreements."

         ROBERT O. BROOKS has served as Executive Vice President and Chief Operating Officer of the Company since February 1996. Effective January 1, 1998, Mr. Brooks became the President and Chief Executive Officer of the Company's PPO subsidiary and PPO management software, Internet data center and claims administration subsidiary. From March 1995 until January 1996, Mr. Brooks was Vice President, Operations of the Company. From 1992 to 1994, Mr. Brooks was Executive Vice President and General Manager of PayFlex Systems USA, Inc., an Omaha, Nebraska third party administrator ("TPA"). From 1990 to 1992, he was Vice President Insurance Operations for R.E. Harrington, Inc., a national TPA based in Westerville, Ohio. Mr. Brooks has been a director of the Association of Managed Healthcare Organizations and currently serves on its PPO Council. Mr. Brooks received his Bachelor of Science degree in social science/education from Wayne State University in 1969 and his Masters of Business Administration degree from the University of Dayton in 1981.

         BOB E. BUDDENDORF was elected Senior Vice President and Chief Financial Officer of the Company in April 1999. From July 1988 until March 1999, Mr. Buddendorf served in various capacities (most recently as assistant treasurer) in the Treasury organization of Electronic Data Systems Corporation, a Plano, Texas computer services firm. He has over eight years of experience with Deloitte & Touche, an international accounting and consulting firm, and 20 years experience as chief financial officer of three publicly held corporations. Mr. Buddendorf received his Bachelor of Business Administration and Master of Business Administration degrees from Southern Methodist University in 1959 and 1961, respectively, and is a Certified Public Accountant.

         JOHN WARD HUNT has served as President of the Company since January 1989 and as Chief Executive Officer and Chairman of the Board since December 1989. Mr. Hunt is Chairman of the Board of the Company's operating subsidiaries. From 1970 until joining the Company in 1989, Mr. Hunt was self-employed as an investor in various operating businesses. Mr. Hunt is the managing general partner of the principal shareholder of the Company. He received his Bachelor of Arts degree in history from Washington and Lee University in 1969. See "Certain Relationships and Related Transactions."

         DONALD RICHARD HUNTINGTON has served as President and Chief Executive Officer of BHC since June 1994. BHC was acquired by the Company in September 1998. Mr. Huntington is an employee benefits professional with 20 years of experience in the design, funding and administration of employee health care benefit plans. His experience includes senior management in the group benefits department of The Prudential Insurance Company of America and senior level benefits consulting for Coopers & Lybrand and Towers Perrin. Mr. Huntington graduated from St. John's University with a Bachelor of Science in Economics in 1978. See "Executive Compensation -- Employment Agreements."

         STEPHANIE L. MCVAY has served as General Counsel of the Company since July 1996. She is also General Counsel for the Company's PPO subsidiary. Prior to joining the Company, Ms. McVay practiced corporate and securities law for eight years with the law firm of Gardere & Wynne, L.L.P. She received her Bachelors of Business Administration degree in Accounting from Texas A&M University in 1984 and a Juris Doctor degree from Southern Methodist University School of Law in 1988.

         RALPH T. SMITH, JR. has served as Chairman of the Board of BHC since June 1994. BHC was acquired by the Company in September 1998. Prior to joining BHC, Mr. Smith held senior management positions with Mitchell Energy & Development Corp. and BJ Hughes. Mr. Smith is a graduate of University of Massachusetts and his background includes 25 years of experience in human resources, compensation and benefits administration. See "Executive Compensation -- Employment Agreements."

                             EXECUTIVE COMPENSATION

         The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer and (ii) each executive officer who received total annual salary and bonus in excess of $100,000, for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE



                                                        Annual Compensation
                                                                                               Long Term      All Other
    Name and                    Fiscal                                   Other Annual(1)     Compensation      Compen-
Principal Position               Year        Salary          Bonus        Compensation      Options Granted    sation(2)
-------------------             -------    -----------    -------------  ---------------    ---------------   ----------
John Ward Hunt                    1998     $  262,500     $  100,000(3)    $    4,379              -0-        $   32,610
   President and Chief            1997     $  250,000             -0-      $    3,317              -0-        $   32,610
   Executive Officer              1996     $  250,000     $   30,000             -0-               -0-        $   32,610

Robert O. Brooks                  1998     $  162,750     $   25,000(3)    $    3,423              -0-                -0-
   Executive Vice                 1997     $  150,000             -0-      $    3,759          25,000(4)              -0-
   President and Chief            1996     $  130,892             -0-      $    1,708          20,000(5)              -0-
   Operating Officer

David C. Bramer                   1998     $  150,126             -0-      $    3,425              -0-                -0-
   President and Chief            1997     $  150,000             -0-      $    3,753          10,000(6)              -0-
   Executive Officer              1996     $  150,110             -0-      $    3,753              -0-                -0-
   of DGA


----------

(1) Except as otherwise indicated, the amounts indicated reflect the Company's contributions on behalf of the persons indicated to the 401(k) Plan.

(2) This amount reflects the amount paid by the Company for certain split dollar insurance and/or deferred compensation/salary continuation for the benefit of J. Ward Hunt.

(3) In connection with the BHC Acquisition, Messrs. Hunt and Brooks were awarded bonuses; however, other than $22,000 paid to Mr. Hunt, the payment of the bonuses has been deferred.

(4) On August 15, 1997, the Company granted Robert O. Brooks an option to purchase 25,000 shares at $3.38 per share expiring August 15, 2007. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing August 15, 1998.

(5) On February 26, 1996, the Company granted Robert O. Brooks an option to purchase 20,000 shares at $5.63 per share expiring February 26, 2006. As of August 20, 1996, the exercise price of these options was decreased to $4.50. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing February 26, 1997.

(6) On August 15, 1997, the Company granted David C. Bramer an option to purchase 10,000 shares at $3.38 per share expiring August 15, 2007. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing August 15, 1998.

401(k) PLAN

         Effective January 1, 1991, as amended April 1, 1992, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") that is qualified under
Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The 401(k) Plan is available to each Company employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) Plan in January, April, July and October of each year any time after one year of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company may make matching contributions for eligible employees in an amount of 50% of the first 5% of the employee's contribution.

STOCK OPTION PLAN

         As of April 1, 1999, the Company had outstanding an aggregate of 12,727 qualified options to a total of 16 employees at an exercise price of $4.46.

         No options were granted during the year ended December 31, 1998 to executive officers of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation."

         The following table sets forth certain information with respect to the options exercised by the executive officers named above during the year ended December 31, 1998 or held by such persons at December 31, 1998.


                                                                                                Value of Unexercised
                         Shares                              Number of Unexercised              In-the-Money Options
                        Acquired          Value             Options at Dec. 31, 1998              at Dec. 31, 1998 (1)
   Name                on Exercise      Realized           Exercisable      Unexercisable    Exercisable      Unexercisable
   ----                -----------      --------           -----------      -------------    -----------      -------------
Mr. Hunt                   -0-             -0-               700,000            100,000      $ 1,162,500            -0-
Mr. Brooks                 -0-             -0-                31,000             44,000      $   117,955         $ 181,900
Mr. Bramer                 -0-             -0-                39,500             28,000      $   145,428         $ 110,460

(1) Based upon the closing price of the common stock of the Company on December 31, 1998, which was $8.125 per share.


EMPLOYMENT AGREEMENTS

          The Company and David C. Bramer have entered into an Employment Agreement that provides for Mr. Bramer's salary of $150,000 per year, a stock bonus if certain conditions are met, payment of disability benefits, a car allowance and reimbursement of certain club dues. The Employment Agreement provides for six months severance in certain circumstances and has a covenant not to solicit clients for one year if Mr. Bramer resigns.

          In connection with the acquisition of BHC in 1998, Messrs. Huntington and Smith entered into employment agreements with a subsidiary of the Company. Under the provisions of these agreements, a subsidiary of the Company agreed to employ Messrs. Huntington and Smith until September 1, 2003, subject to certain exceptions, and to pay them each a base salary of at least $200,000 and to provide to them certain perquisites. These employment agreements also contain non-competition covenants which would restrict Messrs. Huntington and Smith from competing with the Company in the States of Texas, Louisiana, New Mexico, Arkansas, Oklahoma, Mississippi, Alabama and Tennessee for three years after their employment terminates.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the year ended December 31, 1998, except each of Dr. Amos, Mr. Coats and Mr. Philip had one late Form 4 filing relating to their annual grant of options pursuant to the Directors Plan and Mr. Bramer had one late Form 4.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Answer Partnership, Ltd. (the "Partnership") is a Texas limited partnership that is owned 62.5% by J. Ward Hunt and 37.5% by The Essential Endowment Trust (the "Trust"). Each of them owns a 1% general partnership interest in the Partnership, with the balance of their respective interests being held as limited partnership interests. The Partnership was organized effective as of July 3, 1992, for purposes of acquiring all of the then-issued and outstanding Common Stock. Mr. Hunt, President and Chief Executive Officer of the Company, is the Managing Partner of the Partnership and controls the day-to-day management of the Partnership. The Trust is a Texas irrevocable trust that was formed effective as of July 2, 1992, for purposes of acquiring an interest in the Partnership for the primary benefit of three children of Mr. Hunt. In the event that Mr. Hunt should withdraw, or cease to serve, as Managing Partner, the successor Managing Partner under the terms of the partnership agreement for the Partnership would be Hilre Lucille Hunt and Thomas R. Corbett, as Co-Trustees of the Trust. The Partnership is authorized to invest generally in any type of property and to hold or develop and to sell, exchange or otherwise dispose of all or any part of the Partnership property and carry on any other business or businesses and exercise any and all powers as may be permitted by law.

         On October 2, 1994, the Company approved a five-year loan to Mr. Hunt of up to $300,000. On March 24, 1998, the Company extended the loan for two additional years. The loan is secured by the pledge of 70,000 shares of the Company's Common Stock by the Partnership and is guaranteed by the Partnership. The loan accrues interest at the variable rate of prime plus one percent per annum. The principal and any unpaid accrued interest are due in its entirety by November 2000. The outstanding principal and accrued interest on the loan as of April 1, 1999 was approximately $427,684.

         On March 18, 1998, the Partnership entered into a $1,400,000 revolving line of credit transaction with Inwood National Bank (the "Bank"). Under the terms of the Partnership's agreement with the Bank, the Partnership executed a promissory note dated November 1, 1997 (the "Note") in the amount of

$1,400,000. The Note bears interest at a variable rate equal to one percent over prime. The Partnership is required to pay accrued interest on the principal of the Note on a monthly basis with a final payment of unpaid principal and accrued interest due and payable on May 15, 1999. All interest payments are current, and he outstanding principal balance of the Note as of April 1, 1999 was approximately $1,400,000. The Note is secured by a Pledge Agreement dated March 18, 1998, wherein the Partnership pledged 700,000 registered shares of Common Stock as security for the Bank. The Note is also secured by a Commercial Continuing Guaranty entered into between Mr. Hunt, as guarantor, and the Bank. The Partnership retains the right to vote the Common Stock for so long as no default has occurred under the Note or the Pledge Agreement. The Partnership is currently in compliance with the terms of the Note and the Pledge Agreement. Although the Partnership intends to comply with the terms of the Note, any inability or failure by the Partnership to comply with the terms of the Note and Pledge Agreement may result in the Bank's owning the Common Stock, which it would probably be required by banking laws to sell.

         In August 1994, the Company purchased all of the issued and outstanding shares of capital stock of DGA and Diversified Group Insurance Agency of Pennsylvania, Inc. from David C. Bramer and Robert Soleau for $500,000 in cash, a promissory note payable to Mr. Soleau in the principal amount of $1,558,000 and a promissory note payable to Mr. Bramer in the principal amount of $342,000 payable in semi-annual installments through June 30, 1997. On July 8, 1997, the Company paid all amounts due to Mr. Soleau and $242,000 of the amount due to Mr. Bramer. Mr. Bramer had a conversion option to allow him to convert the principal amount of the debt for up to 25,000 shares of Common Stock at $4.00 per share. Effective April 1, 1998, Mr. Bramer converted $40,000 of the principal amount of the debt owed to him by the Company into 10,000 shares of Common Stock. The remaining balance of $60,000 has been paid to Mr. Bramer.

         DGA leases approximately 5,000 square feet in a building owned by David
C. Bramer and his wife for approximately $2,750 per month. DGA is responsible for all maintenance and repairs of the building.

         Dr. Amos serves as the Medical Director for MedicalControl Network Solutions, Inc. and Value Check, Inc., indirect wholly owned subsidiaries of the Company on a consultant basis. For such services, the Company pays MedStrategies of Georgia, Inc., a corporation in which Dr. Amos is the sole shareholder, $5,250 per month plus expenses. For any hours worked in excess of 35 hours per month, the Company pays MedStrategies $225 per hour for PPO related services and $150 per hour for utilization review related services. For the year ended December 31, 1998, the Company paid MedStrategies of Georgia, Inc. $65,847.

         Messrs. Huntington and Smith are former shareholders of BHC which was acquired in September 1998 by the Company. In consideration of their shares of BHC common stock, the Company paid to each of Messrs. Huntington and Smith approximately $921,000 in cash and issued 199,467 shares of Common Stock to each of them. In addition, the Company issued convertible subordinated promissory notes to each of them in the original principal amount of $428,571.43. These notes bear interest at the rate of 8.5% per year, provide for quarterly payments of principal and accrued interest and mature on October 1, 2003. The notes are convertible into Common Stock at an effective conversion price of $5.25 per share. In addition, Messrs. Huntington and Smith also entered into employment agreements with a subsidiary of the Company as described under the caption "Executive Compensation."

         The Company does not currently intend to engage in future transactions with Mr. Hunt or any affiliated persons in the future other than the lease of the building from Mr. and Mrs. Bramer and the consulting arrangement with Dr. Amos. All ongoing and any future transactions with affiliates are and will be on terms no less favorable to the Company than could have been or could be obtained by the Company from unaffiliated parties. The Company may seek competitive bids and related market data prior to any such transaction. Further, any loans to officers, affiliates or shareholders of the Company will be subject to review and approval by a majority of the disinterested directors of the Company.

                                   PROPOSAL 2
                    AMENDMENT TO 1993 STOCK COMPENSATION PLAN

         On October 29, 1993 and May 25, 1994, the Board of Directors and the shareholders, respectively, adopted and approved the 1993 Stock Compensation Plan (the "1993 Plan"). The 1993 Plan authorizes the grant of options for up to 300,000 shares of Common Stock. On December 10, 1994 and May 24, 1995, the Board of Directors and the shareholders, respectively, adopted and approved an amendment to the 1993 Plan to increase the number of authorized shares of Common Stock subject to the 1993 Plan from 300,000 to 1,000,000. On August 20, 1996 and May 14, 1997, the Board of Directors and the shareholders amended the 1993 Plan to allow the Board of Directors to decrease the exercise price of the options outstanding under the 1993 Plan. The Company has outstanding options to purchase 518,500 shares under the 1993 Plan. In March 1999, the Board of Directors approved an amendment to the 1993 Plan to increase the number of authorized shares of Common Stock subject to the 1993 Plan to 2,000,000. The shareholders of the Company are being asked to approve this amendment.

         Options granted pursuant to the 1993 Plan constitute either incentive stock options within the meaning of Section 422 of the Code, or options that constitute non-qualified options at the time of issuance of such options. The 1993 Plan provides that incentive stock options, non-qualified stock options, and/or stock appreciation rights would be granted to certain officers, directors (other than outside directors), employees and advisors of the Company or its subsidiaries selected by the Compensation Committee. At December 31, 1998, a total of approximately 230 employees were eligible to receive options under the 1993 Plan. A total of 1,000,000 shares of Common Stock are authorized and reserved for issuance under the 1993 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The Compensation Committee administers the 1993 Plan (or, in the absence of a compensation Committee, the entire Board of Directors) and has the sole authority to interpret the 1993 Plan and to make all determinations necessary or advisable for administering the 1993 Plan.

         If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 1993 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 1993 Plan unless the 1993 Plan shall have been terminated.

         The exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period for not more than three months following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term for a period not to exceed one year following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof.

         The purpose of the 1993 Plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and advisors of the Company or any subsidiary of the Company in order to provide additional incentive for such persons to promote the success and the business of the Company or its subsidiary and to encourage them to remain in the employ of the Company or its subsidiary by providing such persons an opportunity to benefit from any appreciation of the Common Stock through the issuance of stock options to such person in accordance with the terms of the 1993 Plan.

         As of December 31, 1998, options to purchase an aggregate of 590,950 shares of Common Stock (net of options canceled) had been granted pursuant to the 1993 Plan, options to purchase 72,450 shares had been exercised, options to purchase 518,500 shares remained outstanding, and only 409,050 shares remained available for future grant. As of December 31, 1998, the market value of all shares of Common Stock subject to outstanding options was approximately $4,212,813 (based upon the closing sale price of the common stock as reported on The Nasdaq National Market on December 31, 1998).

         As of December 31, 1998, the following current executive officers named in the Compensation Table appearing elsewhere in this Proxy Statement have been granted options under the 1993 Plan in the amount indicated: Robert O. Brooks, Executive Vice President and Chief Operating Officer, 75,000 shares, and David
C. Bramer, President and Chief Executive Officer of DGA, 67,500 shares. Since adoption of the 1993 Plan, all current executive officers, as a group, have been granted options covering 157,500 shares of Common Stock, and all employees, including all current officers who are not executive officers, as a group, have been granted options covering 433,450 shares of Common Stock. The following employees have received 5% or more of the options granted under the 1993 Plan (net of options cancelled): David Bramer, Robert O. Brooks, David Riston, John Weymer and Patrick Kennedy.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1993 PLAN

         The Company has been advised that the federal income tax consequences of the 1993 Plan to the Company and the optionees, and possible exercise of options granted under the 1993 Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the 1993 Plan. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO ANY PARTICULAR EMPLOYEE OR TO THE COMPANY. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAXES, NOR DOES IT ADDRESS FEDERAL TAXES OTHER THAN FEDERAL INCOME TAX. THIS DISCUSSION IS BASED UPON APPLICABLE STATUTES, REGULATIONS, CASE LAW, ADMINISTRATIVE INTERPRETATIONS AND JUDICIAL DECISION IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT.

         The grantee of a non-qualified option pursuant to the 1993 Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of an option pursuant to the 1993 Plan, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of an option granted pursuant to the 1993 Plan.

         The grantee of an incentive option pursuant to the 1993 Plan recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of the incentive option. If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years after date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

         The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1993 PLAN


         The full text of the amendment to the 1993 Stock Compensation Plan is printed as Exhibit A, beginning on page A-1.

                                   PROPOSAL 3
                AMENDMENT TO OUTSIDE DIRECTORS STOCK OPTION PLAN

         On December 3, 1992, the Board of Directors and the then sole shareholder adopted and approved the Outside Directors Stock Option Plan (the "Directors Plan"). The Directors Plan was adopted in order to enhance the Company's ability to secure and retain highly qualified and experienced individuals who are not regularly salaried employees of the Company to serve as directors of the Company. The Directors Plan provides generally that (i) the purchase price of the Common Stock under each option granted shall not be less than the fair market value of the Common Stock on the date of grant; (ii) no director may be granted during any calendar year options to purchase more than 10,000 shares of Common Stock; (iii) no option may be granted for a period of greater than ten years from the date of grant; and (iv) a maximum of 100,000 shares of Common Stock have been authorized and reserved for issuance under the Directors Plan. The Company has outstanding options to purchase 35,000 shares under the Directors Plan.

         On March 22, 1999, the Board of Directors approved an amendment to the Directors Plan to increase the number of authorized shares subject to the Directors Plan from 100,000 to 200,000. The shareholders of the Company are being asked to approve this amendment.

         The purpose of the Directors Plan is to increase the Company's ability to secure and retain highly qualified and experienced individuals to serve as directors of the Company by affording them the opportunity to acquire an equity interest in the Company.

         Pursuant to the Outside Directors Stock Option Plan, the Company issues each director options to purchase 10,000 shares of Common Stock at fair market value upon initial election to the Board. The Company also issues each director 1,000 additional options upon their re-election to the Board for subsequent terms. The Company has granted Dr. Amos, Mr. Coats and Mr. Burke options to purchase an aggregate of 12,000, 13,000 and 10,000 shares of Common Stock pursuant to the Directors Plan, respectively.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE DIRECTORS PLAN

         The Company has been advised that the federal income tax consequences of the Directors Plan to the Company and the optionees, and possible exercise of options granted under the Directors Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the Directors Plan. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO ANY PARTICULAR EMPLOYEE OR TO THE COMPANY. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAXES, NOR DOES IT ADDRESS FEDERAL TAXES OTHER THAN FEDERAL INCOME TAX. THIS DISCUSSION IS BASED UPON APPLICABLE STATUTES, REGULATIONS, CASE LAW, ADMINISTRATIVE INTERPRETATIONS AND JUDICIAL DECISION IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT.

         All options granted under the Directors Plan are non-qualified options. The grantee of a non-qualified option pursuant to the Directors Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of an option pursuant to the Directors Plan, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of an option granted pursuant to the Directors Plan.


          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE OUTSIDE DIRECTORS STOCK OPTION PLAN.

          The full text of the amendment to the Outside Directors Stock Option Plan is printed as Exhibit B, beginning on page B-1.


                              SELECTION OF AUDITORS

          The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ended December 31, 1998. Arthur Andersen LLP has audited the Company's financial statements since its 1993 fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. This representative will be available to respond to appropriate shareholder questions at that time.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

          Any shareholder of record of the Company, who desires to submit a proper proposal for inclusion in the Proxy materials relating to the next Annual Meeting of Shareholders, must do so in writing and it must be received at the Company's principal executive offices by December 13, 1999. The proponent must be a record or beneficial owner entitled to vote at the next annual meeting on his or her proposal and must continue to own such security entitling him or her to vote through the date on which the meeting is held.

                          ANNUAL REPORT ON FORM 10-KSB

          The Company's Annual Report on Form 10-KSB has been distributed to all record holders as of the record date. The Annual Report on Form 10-KSB is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

                                 OTHER BUSINESS

          Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying Proxy shall vote on such matters in accordance with his best judgment.

          The above notice and Proxy Statement are sent by order of the Board of Directors.



                                                     Stephanie L. McVay
                                                     Secretary

April 14, 1999

                                    Exhibit A

                    AMENDMENT TO 1993 STOCK COMPENSATION PLAN

                                       of

                              MEDICALCONTROL, INC.


         The 1993 Stock Compensation Plan of MedicalControl, Inc. (the "1993 Plan") is amended to change the words "One Million (1,000,000)" to "Two Million (2,000,000)" in Section 2 of the 1993 Plan.

         This Amendment to the 1993 Stock Compensation Plan of MedicalControl, Inc. (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and all amendments to Options theretofore granted under the 1993 Plan pursuant to the terms of this Amendment shall terminate and be null and void.


         EXECUTED as of March 22, 1999            MEDICALCONTROL, INC.



                                                  By:
                                                     ---------------------------
                                                     J. Ward Hunt, President and
                                                     Chief Executive Officer

                                    Exhibit B

                AMENDMENT TO OUTSIDE DIRECTORS STOCK OPTION PLAN
                                       of
                              MEDICALCONTROL, INC.


         The Outside Directors Stock Option Plan of MedicalControl, Inc. (the "Directors Plan") is amended to change the words "One Hundred Thousand (100,000)" to "Two Hundred Thousand (200,000)" in Section 2 of the Directors Plan.

          This Amendment to the Outside Directors Stock Option Plan of MedicalControl, Inc. (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and all amendments to Options theretofore granted under the Directors Plan pursuant to the terms of this Amendment shall terminate and be null and void.


         EXECUTED as of March 22, 1999         MEDICALCONTROL, INC.



                                               By:
                                                  ----------------------------
                                                  J. Ward Hunt, President and
                                                  Chief Executive Officer

                                 [Form of Proxy]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF MEDICALCONTROL, INC.
                             TO BE HELD MAY 12, 1999

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of MedicalControl, Inc. (the "Company") to be held on May 12, 1999, at 9:30 a.m., local time, at the Company's offices at 8625 King George Drive, Suite 300, Dallas, Texas 75235 and the Proxy Statement in connection therewith, and appoints John Ward Hunt and Robert O. Brooks, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MedicalControl, Inc. held of record by the undersigned as of the close of business on April 1, 1999, at the Annual Meeting of Shareholders or any adjournment or postponement thereof.

1.       ELECTION OF DIRECTORS

         _____ FOR all nominees listed below (except as marked to the contrary below)
         _____ WITHHOLD authority to vote for all nominees listed below

             J. Ward Hunt, Donald Richard Huntington, William L. Amos, Jr.,
                       Frank M. Burke, Jr., David Samuel Coats

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees' names on the space provided below.)


2. PROPOSAL TO APPROVE THE AMENDMENT TO THE 1993 STOCK COMPENSATION PLAN.

             FOR               AGAINST                   ABSTAIN
             [ ]                 [ ]                       [ ]

3. PROPOSAL TO APPROVE THE AMENDMENT TO OUTSIDE DIRECTORS STOCK OPTION PLAN.

             FOR               AGAINST                   ABSTAIN
             [ ]                 [ ]                       [ ]

4. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

             FOR               AGAINST                   ABSTAIN
             [ ]                 [ ]                       [ ]

         It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE NAMED PROPOSALS.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

                                                  Please sign exactly as names
                                             appear below. When shares are held
                                             by joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             Dated:               , 1999
                                                   ---------------

                                             ---------------------------------
                                             Signature



                                             ---------------------------------
                                             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ]   PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.